UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2006

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-13817	11-2908692
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

11615 North Houston Rosslyn
Houston, Texas	77086
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 931-8884

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On June 1, 2006, the partners of UHY Mann Frankfort Stein & Lipp CPAs, LLP, the independent registered public accountants of Boots & Coots Well Control, Inc. (the “Company”), announced that they were joining UHY LLP, a New York limited liability partnership. UHY LLP is the independent registered public accounting firm with which UHY Mann Frankfort Stein & Lipp CPAs, LLP has an affiliation. UHY LLP is a legal entity that is separate from UHY Mann Frankfort Stein & Lipp CPAs, LLP.

(a)(1)(i) On July 18, 2006, UHY Mann Frankfort Stein & Lipp CPAs, LLP notified the Company that it has ceased to provide audit services to the Company, and accordingly, resigned as the independent registered public accountants of the Company on that date.

(ii)    None of the reports of UHY Mann Frankfort Stein & Lipp CPAs, LLP on the Company’s financial statements for either of the past two years or subsequent interim periods contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)   The decision to change principal accountants was approved by the audit committee of the Board of Directors of the Company.

(iv)   During the two most recent fiscal years of the Company and any subsequent interim periods, there were no disagreements between the Company and UHY Mann Frankfort Stein & Lipp CPAs, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of UHY Mann Frankfort Stein & Lipp CPAs, LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

The Company has provided UHY Mann Frankfort Stein & Lipp CPAs, LLP with a copy of the above disclosures in response to Item 304(a) of Regulation S-K in conjunction with the filing of this Form 8-K. The Company requested that UHY Mann Frankfort Stein & Lipp CPAs, LLP deliver to the Company a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K, and if not, stating the respects in which it does not agree. A copy of the letter of UHY Mann Frankfort Stein & Lipp CPAs, LLP is filed as Exhibit 16.1 to this Form 8-K Current Report.

(a)(2) On July 18, 2006, the Company engaged UHY LLP as the Company’s independent registered public accountant for the Company’s fiscal year ending December 31, 2006 and the interim periods prior to such year-end. During the Company’s two most recent fiscal years or subsequent interim period, the Company has not consulted with UHY LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did the limited liability partnership of UHY LLP provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue. Further, during the Company’s two most recent fiscal years or subsequent interim periods, the Company has not consulted with the limited liability partnership of UHY LLP on any matter that was the subject of a disagreement or a reportable event.

Item 9.01	Exhibits.

(d)	Exhibits. The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

16.1	Letter, dated July 18, 2006, from UHY Mann Frankfort Stein & Lipp CPAs, LLP to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned thereunto duly authorized.

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

Date: July 19, 2006	By:	/s/ Gabriel Aldape
Gabriel Aldape
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

16.1	Letter, dated July 18, 2006, from UHY Mann Frankfort Stein & Lipp CPAs, LLP.